Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Quest Diagnostics Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
October 24, 2012